Exhibit 99.1

Contact:
Investor Relations
+1-972-595-5180
investors@sftp.com

Six Flags Announces Private Offering of $800 Million of Senior Notes

April 26, 2023

ARLINGTON, Texas--(BUSINESS WIRE)-- Six Flags Entertainment Corporation (NYSE: SIX) (the “Company,” “we,” “us” or “our”), the world’s largest regional theme park company and the largest operator of water parks in North America, today announced that it intends to offer up to $800 million aggregate principal amount of senior notes in a private offering. The Company intends to use the net proceeds from this offering, together with other available cash, including borrowings under its revolving credit facility, to repurchase any and all of its outstanding $949.5 million principal amount of 4.875% senior unsecured notes due 2024 (the “2024 Notes”) pursuant to a tender offer separately announced today and pay related fees and expenses. To the extent less than $800 million of 2024 Notes are purchased in the tender offer, the Company will redeem an amount of 2024 Notes such that $800 million are being retired. This press release does not constitute a notice of redemption of the 2024 Notes.

The Notes

The notes will be guaranteed on a senior unsecured basis by each of our current and future wholly-owned domestic subsidiaries that guarantee our senior secured credit agreement, subject to certain exceptions, and Six Flags Theme Parks Inc., the borrower under our senior secured credit agreement.

The notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any other jurisdiction, and will not be offered or sold in the U.S. or to U.S. persons absent registration or an applicable exemption from the registration requirements. The offering of the notes will be made only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with 27 parks across the United States, Mexico and Canada. For 62 years, Six Flags has entertained hundreds of millions of guests with world-class coasters, themed rides, thrilling water parks and unique attractions. Six Flags is committed to creating an inclusive environment that fully embraces the diversity of our team members and guests.

Forward Looking Statements

The information in this press release, other than historical information, contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may be forward-looking information within the meaning defined under applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements include all statements that are not historical facts and can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “may,” “should,” “could” and variations of such words or similar expressions.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include (i) global coronavirus (“COVID-19”) pandemic-related business disruptions and economic uncertainty, (ii) the adequacy of our cash flows from operations, available cash and available amounts under our credit facilities to meet our liquidity needs, (iii) our expectations regarding the timing, costs, benefits and results of our strategic plan, (iv) the impact of macro-economic conditions, including supply chain issues and inflation on consumer spending, (v) our ability to implement our capital plans in a timely and cost effective manner, and our expectations regarding the anticipated costs, benefits and results of such capital plans, (vi) the extent to which having parks in diverse geographical locations protects our consolidated results against the effects of adverse weather and other events, (vii) our ongoing compliance with laws and regulations, and the effect of, and cost and timing of compliance with, newly enacted laws and regulations, (viii) our ability to obtain additional financing and the increased cost of capital due to rising interest rates, (ix) our expectations regarding the effect of certain accounting pronouncements, (x) our expectations regarding the cost or outcome of any litigation or other disputes, (xi) our annual income tax liability and the availability and effect of net operating loss carryforwards and other tax benefits and (xii) our expectations regarding uncertain tax positions.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are, by their nature, subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Additional risks and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements include, among others, factors impacting attendance, such as local conditions, contagious diseases, including COVID-19 and Monkey Pox, or the perceived threat of contagious diseases, events, disturbances and terrorist activities; regulations and guidance of federal, state and local governments and health officials regarding the response to COVID-19 and Monkey Pox, including, with respect to business operations, safety protocols and public gatherings (such as voluntary and, in some cases, mandatory, quarantines, as well as shut downs and other restrictions on travel and commercial, social and other activities); economic impact of political instability and conflicts globally, such as the war in Ukraine; recall of food, toys and other retail products sold at our parks; accidents or incidents involving the safety of guests and employees, or contagious disease outbreaks at our parks or other parks in our industry, and negative publicity about us or our industry; availability of commercially reasonable insurance policies at reasonable rates; inability to achieve desired improvements and financial performance targets; adverse weather conditions, such as excess heat or cold, rain and storms; general financial and credit market conditions, including our ability to access credit or raise capital; macro-economic conditions (including supply chain issues and customer spending patterns); our ability to successfully implement our strategy; changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks, water parks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, healthcare reform and potential wage and hour claims; availability of labor; environmental laws and regulations; laws and regulations affecting corporate taxation; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cyber security risks; and other factors described in “Risk Factors” in our Annual and Quarterly Reports on Forms 10-K and 10-Q.